UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 23, 2014

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On January 5, 2015, PTC announced the December 23, 2014 appointment of Andrew Miller as PTC’s Executive Vice President, Chief Financial Officer effective February 5, 2015.

Mr. Miller, age 54, was most recently employed as Executive Vice President, Chief Financial Officer of Cepheid, a publicly-traded molecular diagnostics company, from January 2012 to present, and as Senior Vice President, Chief Financial Officer from April 2008 to January 2012.  Prior to that, Mr. Miller was employed by Autodesk, Inc., a publicly-traded 3D design, engineering and entertainment software company, where he was Vice President of Finance and Chief Accounting Officer, from March 2005 to April 2008, and Vice President of Finance and Corporate Controller from May 2003 to March 2005.

Mr. Miller will be paid a base salary of $415,000 per year and for PTC’s fiscal 2015 he will be eligible to earn a pro-rated performance-based bonus of up to $200,000 under PTC’s annual Executive Incentive Plan.  Mr. Miller will be granted restricted stock units valued at approximately $3,375,000 on the date he commences employment with PTC, expected to be February 5, 2015.  Of this amount, units valued at approximately $1,500,000 will be subject to time-based vesting and will vest in full on February 15, 2016.   Of the remaining units valued at approximately $1,875,000, half of such units will be subject to performance criteria previously established by the Compensation Committee of the Board of Directors of PTC  and will vest to the extent earned in three substantially equal installments on each of November 15, 2015, November 15, 2016 and November 15, 2017; the other half of such units will be time-based and will vest in three substantially equal installments on each of November 15, 2015, November 15, 2016 and November 15, 2017.

Mr. Miller will also receive a cash sign-on bonus of $249,000, which is recoverable by PTC on a pro-rata basis in the event Mr. Miller voluntarily terminates his employment within twelve months of his commencement date.  PTC will also reimburse Mr. Miller for certain expenses associated with his relocation from California to Massachusetts, up to a maximum amount of $500,000, and PTC may enter into a transaction to purchase and re-sell Mr. Miller’s California residence in connection with his relocation.

Mr. Miller is also eligible to enter into an Executive Agreement with PTC that provides certain compensation and benefits if his employment is terminated under specified circumstances or if a change in control of PTC occurs, all on the same terms provided for PTC’s non-CEO executive officers generally.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: January 5, 2015	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary